UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2025

QUIDELORTHO CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 552-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2025 (the “Closing Date”), QuidelOrtho Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, Bank of America, N.A., as administrative agent and swing line lender (“Bank of America”), and the other lenders and L/C issuers party thereto (together with Bank of America, the “Lenders”). Pursuant to the Credit Agreement, the Lenders provided the Company with (i) a $1.15 billion senior secured term loan A facility (the “Term Loan A”), (ii) a $100.0 million senior secured delayed draw term loan A facility (the “DDTL Term Loan A”; together with the Term Loan A, the “Term Loan A Facilities”), (iii) a $1.45 billion senior secured term loan B facility (the “Term Loan B”; collectively with the Term Loan A Facilities, the “Term Loans”) and (iv) a $700.0 million revolving credit facility (the “Revolving Credit Facility”; together with the Term Loans, the “Financing”). The Financing is guaranteed by certain material domestic subsidiaries of the Company (the “Guarantors”) and is secured by liens on substantially all of the assets of the Company and the Guarantors, excluding real property and certain other types of excluded assets.

Loans under the Credit Agreement will bear interest at a rate equal to (i) the forward-looking Secured Overnight Financing Rate, plus an adjustment based on the duration of the selected interest period (as adjusted, “Term SOFR”), plus the “applicable rate” or (ii) the “base rate” (defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus one-half of one percent, (c) Term SOFR plus 1.00% and (d) 1.00%) plus the “applicable rate.” The initial applicable rate for the Term Loan A Facilities and the Revolving Credit Facility will be 1.25% per annum for base rate loans and 2.25% per annum for Term SOFR rate loans, and thereafter will be determined in accordance with a pricing grid based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) ranging from 1.75% to 2.50% per annum for Term SOFR rate loans and from 0.75% to 1.50% per annum for base rate loans. The applicable rate for the Term Loan B will be 4.00% per annum for Term SOFR rate loans and 3.00% per annum for base rate loans. In addition, the Company will pay a commitment fee on the unused portion of the Credit Agreement based on the Company’s Consolidated Leverage Ratio ranging from 0.20% to 0.35% per annum.

The Term Loans are subject to quarterly amortization of the principal amount on the last business day of each fiscal quarter of the Company (commencing on December 28, 2025) in such amounts as are set forth in the Credit Agreement. The Term Loan A Facilities and the Revolving Credit Facility will mature on August 21, 2030, and the Term Loan B will mature on August 21, 2032. The Company must prepay loans outstanding under the Credit Agreement in an amount equal to the Net Cash Proceeds (as defined in the Credit Agreement) from (i) certain property dispositions and (ii) the receipt of certain other amounts not in the ordinary course of business, such as certain insurance proceeds and condemnation awards, in each case, if not reinvested within a specified time period as contemplated in the Credit Agreement.

On the Closing Date, the Company borrowed the entire amount of the Term Loan A and the Term Loan B. The Company used the proceeds of the Term Loan A and the Term Loan B, along with its cash on hand, to (i) repay the Company’s previous credit agreement dated May 27, 2022, which was terminated upon such repayment, including principal, accrued interest and outstanding fees and (ii) pay the fees and expenses incurred in connection with the Financing transaction described above.

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other matters, limitations on asset sales, mergers, indebtedness, liens, investments and transactions with affiliates. The Credit Agreement contains two financial covenants: (i) a maximum Consolidated Leverage Ratio as of the last day of each fiscal quarter of (a) 4.50 to 1.00 for each fiscal quarter in the first three years following the Closing Date and (b) 4.25 to 1.00 for each fiscal quarter thereafter; and (ii) a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00 as of the end of any fiscal quarter for the most recently completed four fiscal quarters.

The Credit Agreement also includes customary events of default that include, among other matters, non-payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and cross-default other indebtedness of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 of this Current Report on Form 8-K (“Form 8-K”), the Company entered into the Credit Agreement. The information set forth in Item 1.01 is incorporated by reference into this Item 2.03. The Credit Agreement is filed hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On August 21, 2025, the Company issued a press release announcing the transactions described above. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Credit Agreement, dated as of August 21, 2025, by and among the Company, as borrower, Bank of America, N.A., as administrative agent and swing line lender, and the other lenders and L/C issuers party thereto.

99.1	Press release, dated August 21, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

*	Schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2025

QUIDELORTHO CORPORATION

By:	/s/ Joseph M. Busky
Name:	Joseph M. Busky
Its:	Chief Financial Officer